Exhibit 5.2

Jennings, Strouss & Salmon, P.L.C.

Attorneys at Law

Promenade Corporate Center

16427 N. Scottsdale Road

Suite 300

Scottsdale, Arizona 85254-1597

Telephone: 480.874.4700

Fax:  480.874.9500

www.jsslaw.com

October 31, 2006

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston MA 02210

Re:  $180,000,000 Principal Amount of 11-1/4% Senior Subordinated Notes Due 2014

Dear Ladies and Gentlemen:

We have acted as special Arizona counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”) and to the subsidiary listed on Schedule I hereto (the “Arizona Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the Arizona Guarantor and the other subsidiaries of the Company listed on Schedule II hereof (the “non-Arizona Guarantors” and together with the Arizona  Guarantor, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

We have examined the originals, or duplicates or certified or conformed copies, of the following documents:

(i)             the Articles of Incorporation of the Arizona Guarantor, as filed with the Arizona Corporation Commission (the “ACC”) on November 6, 1998;

(ii)          the Bylaws of the Arizona Guarantor dated November 6, 1998; and

PHOENIX • SCOTTSDALE • ARROWHEAD • WASHINGTON, D.C.

(iii)       a written consent of the Board of Directors of the Arizona Guarantor dated June 29, 2006;

(iv)      a certificate of good standing from the ACC as to the Arizona Guarantor dated October 30, 2006;

(v)         a draft of the Registration Statement circulated to us on October 30, 2006, which we have assumed conforms in all material respects to the final registration statement; and

(vi)      the Indenture.

 As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

For purposes of this opinion, we have assumed with your permission, without independent investigation or inquiry the following matters: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of all documents submitted to us as copies, (d) the authority of all persons signing on behalf of the parties thereto, (e) the due execution and delivery of all documents by the parties and the due authorization, power and capacity (corporate, governmental and otherwise), of all documents by the parties other than the Arizona Guarantor (collectively, the “Other Parties”), (f) the legal capacity of all natural persons executing the documents, (g) that the Indenture constitutes a legal, valid and binding obligation of the Other Parties, (h) that the Indenture accurately describes the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of its terms, (i) that the Other Parties will act in a commercially reasonable manner and in accordance with all legal requirements in enforcing their rights under the Indenture, (j) that the Issuer and the Arizona Guarantor own all the property, assets and rights purported to be owned by each of them, that they are solvent entities and that consummation of the transactions contemplated by the issuance of the Exchange Notes and the Guarantees will not render any of them insolvent, (k) that the application of Arizona law will not be contrary to a fundamental policy of the law of any other state, and the applicable law of any other state will not conflict with the public policy of the State of Arizona, to which we render no opinion, (l) that there is adequate consideration for the Arizona Guarantor to enter into the Guarantee, and (m) that in connection with the issuance of the Exchange Notes and the performance by the parties of their respective rights and obligations thereunder, there will be no change in the corporate structure of the Issuer and the respective Arizona Guarantor, their ownership or management structure or in their facilities or services provided.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity or commercial reasonableness (regardless of whether enforcement is considered in a proceeding in

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equity or at law), (iii) an implied covenant of good faith and fair dealing (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and certain waivers, procedures, remedies and other provisions of the Indenture may be unenforceable and the use of those provisions may cause a discharge of the Guarantees, (v) any law except the laws of the State of Arizona and the Arizona case law decided thereunder, (vi) any “Blue Sky” laws and related regulations, and (vii) any requirements of Federal or Arizona laws relating to Medicare, Medicaid, the Arizona Health Care Cost Containment System or similar laws.

The Indenture states that it is governed by the laws of the State of New York. We render no opinion with respect to those laws. We express no opinion about what law will actually govern the Indenture.

Based upon and subject to the assumptions, qualifications, and limitations set forth above and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly executed and qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 11-1/4% Senior Subordinated Notes due 2014, the Guarantee of the Exchange Notes issued by the Arizona Guarantor will be a valid and binding obligation of the Arizona Guarantor, enforceable in accordance with its terms.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Arizona or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as noted below. We also consent to (i) the Trustee’s relying on this opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of Arizona law on this opinion in connection with the Registration Statement.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Jennings Strouss & Salmon, P.L.C

Jennings Strouss & Salmon, P.L.C.

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SCHEDULE I

ARIZONA GUARANTORS

REM Arizona Rehabilitation, Inc.

SCHEDULE II

NON-ARIZONA GUARANTORS

Center for Comprehensive Services, Inc.

Cornerstone Living Skills, Inc.

Family Advocacy Services, LLC

First Step Independent Living Program, Inc.

Homework Center, Inc.

Horrigan Cole Enterprises, Inc.

Illinois Mentor, Inc.

Loyd’s Liberty Homes, Inc.

Massachusetts Mentor, Inc.

Mentor Management, Inc.

Mentor Maryland, Inc.

National Mentor Healthcare, LLC

National Mentor Holdings, LLC

National Mentor, LLC

National Mentor Services, Inc.

National Mentor Services, LLC

Ohio Mentor, Inc.

REM Arrowhead, Inc.

REM Central Lakes, Inc.

REM Colorado, Inc.

REM Community Options, Inc.

REM Community Payroll Services, LLC

REM Connecticut Community Services, Inc.

REM Consulting & Services, Inc.

REM Consulting of Ohio, Inc.

REM Developmental Services, Inc.

REM Health, Inc.

REM Health of Iowa, Inc.

REM Health of Nebraska, LLC

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Heartland, Inc.

REM Hennepin, Inc.

REM Home Health, Inc.

REM, Inc.

REM Indiana Community Services, Inc.

REM Indiana Community Services II, Inc.

REM Indiana, Inc.

REM Iowa Community Services, Inc.

REM Iowa, Inc.

REM Management, Inc.

REM Maryland, Inc.

REM Minnesota Community Services, Inc.

REM Minnesota, Inc.

REM Nevada, Inc.

REM New Jersey, Inc.

REM North Dakota, Inc.

REM North Star, Inc.

REM Ohio, Inc.

REM Ohio Waivered Services, Inc.

REM Pennsylvania Community Services, Inc.

REM Ramsey, Inc.

REM River Bluffs, Inc.

REM South Central Services, Inc.

REM Southwest Services, Inc.

REM Utah, Inc.

REM West Virginia, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

REM Woodvale, Inc.

South Carolina Mentor, Inc.

Unlimited Quest, Inc.